EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the “Registration Statement”) of MFS Series Trust VI (the “Trust”), of my opinion dated February 23, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 28, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

February 24, 2009